Second quarter FY17 earnings presentation Bristow Group Inc. November 4, 2016 Exhibit 99.1

Forward-looking statements Statements contained in this presentation regarding the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding earnings guidance and earnings growth, expected contract revenue, capital deployment strategy, operational and capital performance, impact of new contracts, cost reduction initiatives, capex deferral, shareholder return, liquidity, market and industry conditions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Risks and uncertainties include, without limitation: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by clients and suppliers; the risk of reductions in spending on helicopter services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our ability to obtain financing; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment and Operational Excellence programs; availability of employees with the necessary skills; and political instability, war or acts of terrorism in any of the countries in which we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2016 and quarterly report on Form 10-Q for the three months ended September 30, 2016. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Executive summary and safety review

Q2 FY17 operational safety review

- Our FY17 Safety Improvement Plan is showing excellent results in the first half of FY17
- Focus on FY18 refresh of Target Zero following the FY17 safety improvement efforts
- H225 grounding was lifted by EASA effective October 13, 2016
- Continue to work with local regulators, Airbus, HeliOffshore and our clients to evaluate return to service; today, our global H225 operations remain suspended

Air Accident Rate[1] (AAR) per 100,000 flight hours (fiscal year)



1.44[2]
0.00
0.00
1.04
0.00
FY13
FY14
FY15
FY16
YTD Q2 FY17

Total Recordable Injury Rate[3] (TRIR) per 200,000 man hours (cumulative)



0.31
0.26
0.23
0.37
0.22
FY13
FY14
FY15
FY16
YTD Q2 FY17

1) AAR prior to FY16 includes commercial helicopter operations for Bristow Group and consolidated affiliates. AAR beginning in FY16 includes all Category A and B accidents for consolidated Bristow operations, including Airnorth, Bristow Academy and Eastern Airways.
2) FY13 AAR of 0.96 amended to include confirmed NAIB accident classification for 5N-BFF accident in October 2012
3) TRIR beginning in FY15 includes consolidated commercial operations, corporate, Bristow Academy, Eastern Airways, and Airnorth employees

Bristow HeliOffshore TARGET ZERO

4

Overview The September 2016 quarter results are consistent with our view that our global oil and gas business is bottoming with financial results in line with internal expectations Improving our liquidity through: Returning leased aircraft in Q4 FY17 with annual savings of $12M beginning in FY18 Finalized deferral of ~$95M of oil and gas aircraft capex Improved operating cash flow of $43.4M in Q2 FY17, compared to negative $15.4M operating cash flow in Q1 FY17 We continue to expect similar operational results for the remainder of the fiscal year subject to uncertainty due to foreign currency exchange rate volatility Increasing levels of oil and gas tender activity globally

~$1.5 billion of unencumbered aircraft assets provides significant value to bridge liquidity U.K. SAR aircraft U.K. SAR infrastructure Oil and gas aircraft and infrastructure Equipment and/or other secured financing Leveraging inherent long-term aircraft and other asset values Return of leased aircraft Recent amendments to credit facilities show bank group support Capex deferrals (on top of ~$95 million FY17/18 capex deferral) Self-help Secured financing Sale-leaseback

Cash flow and liquidity in line with internal expectations $ in millions Net cash provided by operating activities1 Total liquidity2 $ in millions See 10-Q for more information on cash flow provided by operating activities At period end 415 530 370 360 267 232 253 116 267

Flexibility to reduce our leverage and fixed lease costs in future years We intend to return the first five aircraft (all oil and gas configured S-92s) upon lease expiration in Q4 FY17 which will generate ~$12 million in annual rent savings from FY18 forward We executed new leases for three SAR configured S-92s during the quarter to satisfy new and existing contractual requirements As of September 30, 2016

We are reaffirming FY17 guidance based on September 30 foreign exchange rates

FY17 guidance as of September 30, 2016[1]				
U.K. SAR	Revenue	~$195M - $225M	G&A expense	~$195M - $215M
	EBITDAR[2]	~$85M - $105M	Depreciation expense	~$110M - $130M
Eastern	Revenue	~$120M - $135M	Rent expense	~$215M - $225M
	EBITDAR[2]	~$15M - $20M	Interest expense	~$35M - $45M
Airnorth	Revenue	~$70M - $85M	Non-aircraft capex	~$50M annually
	EBITDAR[2]	~$15M - $20M		

1) FY17 guidance assumes FX rates as of September 30, 2016
2) EBITDAR excludes corporate overhead allocations consistent with financial reporting. EBITDAR is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP forward-looking information to GAAP. The most comparable GAAP measure to EBITDAR is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Bristow TARGET ZERO 9

Bristow has continued to execute successfully to survive this downturn as a global leader Primary focus remains on continuing to improve upon our safety performance from the first half of FY17 We have delivered on a number of recent actions that improve our liquidity and solidify our status as an industry leader: confirmation of return of leased aircraft, execution of ~$95 million capex deferral and bank covenant amendments We continue to expect similar results as the first half of FY17, subject to upside from cost reductions and uncertainty due to FX volatility Our strategy beyond FY17 is designed to return us to profitability (with or without a market recovery) and includes further revenue diversification and operating efficiencies as we continue to prudently manage our balance sheet

Operational highlights

Q2 FY17 results Adjusted EBITDAR1 $ in millions Operating revenue $ in millions Net loss Adjusted net income (loss) 1) Adjusted EBITDAR and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items.

Europe Caspian United Kingdom Norway Turkmenistan Operating revenue $ in millions Falkland Islands Adjusted EBITDAR $ in millions

U.K. SAR 1) LACE count based on aircraft types specified in original contract

Africa Nigeria Egypt $ in millions Operating revenue Adjusted EBITDAR $ in millions

Americas United States Canada Brazil Trinidad Operating revenue $ in millions Guyana Adjusted EBITDAR $ in millions

Líder update Líder adjusted EBITDAR1 1) Reconciliation of adjusted EBITDAR, leverage and BVA provided in the appendix

Asia Pacific Russia Australia Malaysia Operating revenue $ in millions Adjusted EBITDAR $ in millions

Appendix

Organizational chart as of September 30, 2016 Business Unit (% of current period operating revenue) Corporate Region ( # of aircraft ) Joint Venture (# of aircraft) Key Operated Aircraft Bristow owned and/or operated 345 aircraft Affiliated Aircraft Bristow affiliates and joint ventures operated 113 aircraft * Includes corporate and other Bristow Europe Caspian 54% Africa 15% Americas 17% Asia Pacific 14% BRS Academy / Other 0%* U.K. – 91 Norway – 26 Nigeria – 53 U.S. GoM – 52 Canada – 8 Australia – 41 Brazil – 5 Egypt – 0 Russia – 7 Trinidad – 9 Florida – 46 Nevada – 3 Líder – 68 PAS – 45 Guyana – 3 Turkmenistan – 1

Next Generation Aircraft Mature Aircraft Fair market value of our owned fleet is ~$2.0 billion and leased fleet is ~$1.9 billion Medium capacity 12-15 passengers Large capacity 16-25 passengers Fleet as of September 30, 2016

Mature Aircraft 1) LACE does not include held for sale, training helicopters and fixed wing Next Generation Aircraft Small capacity 4-7 passengers Training capacity 2-6 passengers Fleet as of September 30, 2016 (continued)

Of the 115 aircraft currently leased in our fleet, 79 are commercial (66 LACE), 18 are training and 18 are fixed wing 66 LACE aircraft represent approximately 40% of our commercial fleet Our goal is for commercial fleet operating leases to account for approximately 35% of our LACE 1) The percentage of LACE leased is calculated by taking the total LACE for leased aircraft divided by the total LACE for all aircraft we operate, including both owned and leased aircraft. See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases. 1 Leased aircraft detail as of September 30, 2016

See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases. * Includes writeoffs, lease returns, and commencements Consolidated fleet changes and aircraft sales * Includes writeoffs, lease returns, and commencements

See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases. Held for sale and leased fleet by region

Operating revenue, LACE and LACE rate by region 4 $ in millions LACE rate is annualized $ in millions per LACE Excludes Bristow Academy, Airnorth and Eastern Airways

Historical LACE by region

Historical LACE rate by region $ in millions LACE rate calculated as YTD revenue annualized divided by period ending LACE count

Order and options book as of September 30, 2016 Orders that can be cancelled prior to delivery date

NOTE: The company derives market value from observable market data if available and may require utilization of estimates, applications of significant judgment and reliance upon valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices, and the balance of supply and demand. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet, or the Company. Net asset FMV

Net asset FMV reconciliation

Adjusted EBITDAR margin trend by region Adjusted EBITDAR excludes special items and asset dispositions and margin is calculated by taking adjusted EBITDAR divided by operating revenue

Historical U.K. SAR performance GAP and U.K. SAR operating results are included within our Europe-Caspian region results. EBITDAR excludes corporate overhead allocations consistent with financial reporting. EBITDAR is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to EBITDAR is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Historical fixed wing performance Fixed wing operating results are included within their respective regional results. EBITDAR excludes corporate overhead allocations consistent with financial reporting. EBITDAR is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to EBITDAR is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Adjusted EBITDAR reconciliation Adjusted EBITDAR excludes special items and asset dispositions

Adjusted EBITDAR regional reconciliation Adjusted EBITDAR excludes special items and asset dispositions

GAAP reconciliation See information about special items in 10-Q or earnings release for Q2FY17 These amounts are presented after applying the appropriate tax effect to each item and dividing by the weighted average shares outstanding during the related period to calculate the earnings per share impact

Bristow Value Added (BVA) BVA is computed by subtracting a capital charge (10.5%) for the use of gross invested capital from after tax operating cash flow. GCF Return % is based on trailing twelve months after tax operating cash flows (Gross Cash Flow) over average quarterly gross invested capital (Gross Operating Assets). Refer to slide 36 for additional details.

Bristow Value Added (BVA)
Sample calculation for Q2 FY17 and Q2 FY16

Bristow Value Added = Gross Cash Flow – (Gross Operating Assets X Capital Charge)

BVA = GCF – (GOA x 10.5%[1])

Bristow Value Added calculation for Q2 FY17

$(17.4) = $82.1 – ($3,788* x 2.625%[1])

Bristow Value Added calculation for Q2 FY16

$18.5 = $119.0 – ($3,829* x 2.625%[1])

(in millions)

Gross cash flow reconciliation	Q2 FY16	Q2 FY17
Net income	$ (47)	(30)
Depreciation and amortization	60	29
Interest expense	7	12
Interest income	(0)	(0)
Rent	54	52
Other income/expense-net	11	(3)
Gain/loss on asset sale	14	2
Special items	6	18
Tax effect from special items	(11)	(2)
Earnings (losses) from unconsolidated affiliates, net	15	(0)
Non-controlling interests	1	(0)
Gross cash flow before Líder	**$111**	**$77**
Gross cash flow - Líder proportional	8	5
Gross cash flow after Líder	**$119**	**$82**

(in millions)

Adjusted gross operating assets reconciliation	Q2 FY16	Q2 FY17
Total assets	$ 3,201	$ 3,198
Accumulated depreciation	527	561
Capitalized operating leases	626	557
Cash and cash equivalents	(139)	(101)
Investment in unconsolidated entities	(196)	(206)
Goodwill	(52)	(29)
Intangibles	(17)	(7)
Assets held for sale: net	(41)	(40)
Assets held for sale: gross	113	136
Adj. for gains & losses on assets sales	63	4
Accounts payable	(109)	(111)
Accrued maintenance and repairs	(26)	(20)
Other accrued taxes	(13)	(7)
Accrued wages, benefits and related taxes	(59)	(61)
Other accrued liabilities	(74)	(57)
Income taxes payable	(16)	(19)
Deferred revenue	(27)	(31)
ST deferred taxes	(15)	(1)
LT deferred taxes	(150)	(149)
Adjusted gross operating assets before Líder	**3,594**	**$ 3,618**
Adjusted gross operating assets - Líder proportional	234	171
Adjusted gross operating assets after Líder	**3,829**	**$ 3,788**

1) Quarterly capital charge of 2.625% is based on annual capital charge of 10.5%

Bristow

TARGET ZERO

39

Líder Bristow Value Added (BVA)
Sample calculation for Q2 FY17 and Q2 FY16

Bristow Value Added = Gross Cash Flow – (Gross Operating Assets X Capital Charge)

BVA = GCF – (GOA x 10.5%[1])

Bristow Value Added calculation for Q2 FY17

$0.7 = $5.2 – ($171* x 2.625%[1])

Bristow Value Added calculation for Q2 FY16

$2.0 = $8.1 – ($234* x 2.625%[1])

($ in millions)

Gross cash flow reconciliation	Q2 FY16	Q2 FY17
Net income (loss)	$14	$11
Depreciation and amortization	2	2
Rent	7	3
Interest expense	3	3
Interest income	(2)	(1)
FX (gains) losses	(4)	(0)
Other income/expense-net	0	(2)
Special Adjustment- remove Lider tax per income stmt.	3	(1)
Earnings (losses) from unconsolidated affiliates, net	(1)	(0)
Non-controlling Interests	-	-
Gross cash flow	**$23**	**$15**
Special item outside of Líder - add Bristow tax calc.	(4)	(2)
Gross cash flow	$20	$12
Líder proportional consolidation - GCF	**$8**	**$5**

($ in millions)

Adjusted gross operating assets reconciliation	Q2 FY16	Q2 FY17
Total assets	$617	$553
Cash and cash equivalents	(107)	($150)
Accumulated depreciation	68	67
Capitalized operating leases	140	63
Investments & escrow deposits	(43)	(50)
Intangibles	(4)	(4)
Intangibles, amortization	4	4
Other, non operating assets	(39)	(15)
Accounts payable	(38)	(31)
Other payables	(1)	(7)
Other accrued taxes	(9)	(1)
Accrued wages, benefits and related taxes	(14)	(13)
Income taxes payable	(9)	(4)
Deferred revenue	(4)	(3)
Adjusted gross operating assets	**559**	**407**
Líder proportional consolidation GOA	**$234**	**$171**

Bristow

1) Quarterly capital charge of 2.625% is based on annual capital charge of 10.5%

TARGET ZERO

40

Líder's adjusted EBITDAR reconciliation Adjusted EBITDAR excludes special items and asset dispositions

Líder leverage Adjusted EBITDAR excludes special items and asset dispositions

Bank financial covenants

1) Adjusted EBITDAR excludes gains and losses on dispositions of assets Total leverage reconciliation

Bristow Group Inc. (NYSE: BRS) 2103 City West Blvd., 4th Floor Houston, Texas 77042 t 713.267.7600 f 713.267.7620 bristowgroup.com Contact us